UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2006

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)                           On October 17, 2006, Global Partners LP, a Delaware limited partnership (“Global”) submitted a qualified Domestic Company Section 303A Annual Written Affirmation in which Global  notified the New York Stock Exchange (the “NYSE”) that Global’s Form 10-K for the year ended December 31, 2005 inadvertently omitted the following information specified in the commentary of section 303A.03 of the NYSE Listed Company Manual: (i) the name of the presiding director or the procedure by which the presiding director is selected to preside at regularly scheduled executive sessions of the non-management directors of Global GP LLC, Global’s general partner, and (ii) a method for interested parties to communicate directly with the presiding director or with the non-management directors of Global’s general partner as a group.  On October 17, 2006, Global  received a letter from the NYSE Regulation, Inc. formally notifying Global of the foregoing and that Global could cure this inadvertent omission by filing a Current Report on Form 8-K containing the required disclosures.  In order to cure these disclosure deficiencies, Global is providing the required disclosures in this Current Report on Form 8-K.

(i) The procedure by which a presiding director is selected to preside at regularly scheduled executive sessions of the non-management directors of Global GP LLC, Global’s general partner, is as follows:

“The board of directors of Global’s general partner holds executive sessions for the non-management directors on a regular basis without management present. Since the non-management directors include directors who are not independent directors, the independent directors also meet in separate executive session without the other directors or management at least once each year to discuss such matters as the independent directors consider appropriate. In addition, any director may call for an executive session of non-management or independent directors at any board meetings. A majority of the independent directors selects a presiding director for these executive sessions.”

(ii) The method by which interested parties may communicate directly with the presiding director or with the non-management directors of Global’s general partner as a group is as follows:

“Unitholders, employees and other interested persons who wish to communicate with the board of directors of Global’s general partner, non-management directors as a group, a committee of the board or a specific director may do so by transmitting correspondence so addressed to the following:

Board of Directors, Name of Director, Group or Committee
c/o Corporate Secretary
Global Partners LP
PO Box 9161
Waltham, MA 02454-9161
Fax: 781-398-4165

Letters addressed to the board of directors of Global’s general partner in general will be reviewed by the corporate secretary and relayed to the chairman of the board or the chair of an appropriate committee. Letters addressed to the non-management directors in general will be relayed unopened to the chair of the Audit Committee. Letters addressed to a committee of the board of directors or a specific director will be relayed unopened to the chair of the committee or the specific director to whom they are addressed. All letters regarding accounting, accounting policies, internal accounting controls and procedures, auditing matters, financial reporting processes, or disclosure controls and procedures are to be forwarded by the recipient director to the chair of the Audit Committee.”

Global has been advised by the NYSE that by including the required disclosure in this Current Report on Form 8-K it has cured these deficiencies.  Global will include this disclosure in future Form 10-Ks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: October 19, 2006		By:	/s/Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary